Exhibit Number
99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2010 RESULTS WITH NET OPERATING REVENUES OF $3.3 BILLION
     FRANKLIN, TENN. (October 27, 2010) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the three and nine months ended September 30, 2010.
     Net operating revenues for the three months ended September 30, 2010, totaled $3.3 billion, a 5.4 percent increase compared with $3.1 billion for the same period in 2009. Income from continuing operations increased to $84.9 million for the three months ended September 30, 2010, compared with $75.4 million for the same period in 2009. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $0.76 per share (diluted), on 92.5 million weighted-average shares outstanding for the three months ended September 30, 2010, compared with $0.65 per share (diluted), on 92.0 million weighted-average shares outstanding for the same period in 2009. Net income attributable to Community Health Systems, Inc. common stockholders increased 17.9 percent to $70.4 million, or $0.76 per share (diluted), for the three months ended September 30, 2010, compared with $59.7 million, or $0.65 per share (diluted), for the same period in 2009.
     Adjusted EBITDA for the three months ended September 30, 2010, was $441.5 million, compared with $417.8 million for the same period in 2009, representing a 5.7 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended September 30, 2010, was $356.6 million, compared with $356.4 million for the same period in 2009.
     The consolidated financial results for the three months ended September 30, 2010, reflect a 3.0 percent decrease in total admissions and a 0.2 percent decrease in total adjusted admissions compared with the same period in 2009. On a same-store basis, admissions decreased 3.6 percent and adjusted admissions decreased 1.3 percent, compared with the same period in 2009. On a same-store basis, net operating revenues increased 3.8 percent, compared with the same period in 2009.
     Net operating revenues for the nine months ended September 30, 2010, totaled $9.6 billion, a 6.3 percent increase compared with $9.0 billion for the same period in 2009. Income from continuing operations increased to $256.2 million for the nine months ended September 30, 2010, compared with $220.7 million for the same period in 2009. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $2.26 per share (diluted), on 93.2 million weighted-average shares outstanding for the nine months ended September 30, 2010, compared with $1.94 per share (diluted), on 91.1 million weighted-average shares outstanding for the same period in 2009. Net income attributable to Community Health Systems, Inc. common stockholders increased 18.2 percent to $210.5 million, or $2.26 per share (diluted), for the nine months ended September 30, 2010, compared with $178.1 million, or $1.95 per share (diluted), for the same period in 2009.
     Adjusted EBITDA for the nine months ended September 30, 2010, was $1.3 billion, compared with $1.2 billion for the same period in 2009, representing a 6.5 percent increase. Net cash provided by operating activities for the nine months ended September 30, 2010, was $898.4 million, compared with $900.8 million for the same period of 2009.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
     The consolidated financial results for the nine months ended September 30, 2010, reflect a 0.5 percent decrease in total admissions and a 1.7 percent increase in total adjusted admissions compared with the same period in 2009. This increase was entirely due to acquisitions. On a same-store basis, admissions decreased 2.4 percent and adjusted admissions decreased 0.7 percent, compared with the same period in 2009. On a same-store basis, net operating revenues increased 3.6 percent, compared with the same period in 2009.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., stated, “We are pleased with our solid financial performance for the third quarter of 2010, in what has continued to be a challenging economic environment. Our conservative operating strategy and strong focus on expense management have served us well. We continued to benefit from a consistent performance at the hospital level, as evidenced by favorable same-store revenue trends for the third quarter and year to date periods.”
     On October 1, 2010, the Company announced that certain of its subsidiaries acquired Forum Health, a system of hospitals and other healthcare providers based in Youngstown, Ohio. Forum Health’s operation includes two acute care hospitals: the 346-bed Trumbull Memorial Hospital in Warren, Ohio and the 398-bed Northside Medical Center in Youngstown, Ohio. Separately, on the same day, the Company announced the acquisition, by a subsidiary, of Bluefield Regional Medical Center, a 265-bed acute care hospital located in Bluefield, West Virginia.
     “Throughout 2010, we have continued to extend our market reach through selective acquisitions,” added Smith. “We have identified hospital facilities that meet our operating profile with the most opportunity for growth. We have a proven track record for the successful integration of these facilities with improved operating results. With the current healthcare regulatory climate, we believe there are significant opportunities for us to pursue additional acquisitions with a greater number of independent hospitals looking for established and operationally-focused partners. We can provide the experience and financial resources to support and keep these hospitals in the local community. We look forward to working together with each new hospital partner as we deliver on our commitment to deliver quality healthcare close to home.”
     Included on pages 13, 14 and 15 of this press release are tables setting forth the Company’s 2010 guidance and initial guidance for 2011. The 2010 guidance reaffirms the Company’s previous annual earnings guidance provided on July 28, 2010, as updated to reflect historical results through September 30, 2010, with certain changes to the assumptions used in connection with the guidance.
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 126 hospitals in 29 states with an aggregate of approximately 19,400 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to over 150 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, October 28, 2010, at 10:00 a.m. Central, 11:00 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through November 26, 2010. Copies of the Company’s Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net operating revenues	$3,252,055	$3,086,757	$9,583,801	$9,016,467
Adjusted EBITDA (c)	$441,473	$417,827	$1,317,882	$1,236,976
Income from continuing operations (d)(e)(f)(g)	$84,854	$75,361	$256,192	$220,679
Net income attributable to Community Health Systems, Inc.	$70,401	$59,712	$210,473	$178,062

Basic earnings per share attributable to Community
Health Systems, Inc. common stockholders:
Continuing operations	$0.77	$0.66	$2.29	$1.96
Discontinued operations	—	—	—	0.01

Net income	$0.77	$0.66	$2.29	$1.97

Diluted earnings per share attributable to Community
Health Systems, Inc. common stockholders:
Continuing operations	$0.76	$0.65	$2.26	$1.94
Discontinued operations	—	—	—	0.01

Net income	$0.76	$0.65	$2.26	$1.95

Weighted-average number of shares outstanding (h):
Basic	91,485	90,923	92,036	90,424
Diluted	92,463	92,019	93,220	91,120

Net cash provided by operating activities	$356,585	$356,353	$898,377	$900,760

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2010		2009
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$3,252,055	100.0%	$3,086,757	100.0%

Operating costs and expenses:
Salaries and benefits	1,303,389	40.1%	1,239,147	40.1%
Provision for bad debts	403,077	12.4%	378,357	12.3%
Supplies	443,113	13.6%	428,120	13.9%
Other operating expenses	606,073	18.6%	567,624	18.4%
Rent	64,465	2.0%	62,683	2.0%
Depreciation and amortization	151,119	4.7%	143,558	4.7%

Total operating costs and expenses	2,971,236	91.4%	2,819,489	91.4%

Income from operations (f)	280,819	8.6%	267,268	8.6%
Interest expense, net	164,011	5.0%	161,823	5.2%
Loss from early extinguishment of debt	—	0.0%	21	0.0%
Equity in earnings of unconsolidated affiliates	(9,535)	-0.3%	(7,001)	-0.2%

Income from continuing operations before income taxes	126,343	3.9%	112,425	3.6%
Provision for income taxes	41,489	1.3%	37,064	1.2%

Income from continuing operations (d)(f)(g)	84,854	2.6%	75,361	2.4%

Discontinued operations, net of taxes (b):
Income from operations of hospitals sold and hospitals held for sale	—	0.0%	—	0.0%
Income on sale of hospitals, net	—	0.0%	—	0.0%

Income from discontinued operations	—	0.0%	—	0.0%

Net income	84,854	2.6%	75,361	2.4%
Less: Net income attributable to noncontrolling interests (a)	14,453	0.4%	15,649	0.5%

Net income attributable to Community Health Systems, Inc.	$70,401	2.2%	$59,712	1.9%

Basic earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.77		$0.66
Discontinued operations	—		—

Net income	$0.77		$0.66

Diluted earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.76		$0.65
Discontinued operations	—		—

Net income	$0.76		$0.65

Weighted-average number of shares outstanding (h):
Basic	91,485		90,923

Diluted	92,463		92,019

For footnotes, see pages 11 and 12.
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CYH Announces Third Quarter 2010 Results

October 27, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,
	2010		2009
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$9,583,801	100.0%	$9,016,467	100.0%

Operating costs and expenses:
Salaries and benefits	3,853,982	40.2%	3,614,267	40.1%
Provision for bad debts	1,162,601	12.1%	1,078,587	12.0%
Supplies	1,312,167	13.7%	1,253,713	13.9%
Other operating expenses	1,778,153	18.6%	1,680,414	18.7%
Rent	192,116	2.0%	184,211	2.0%
Depreciation and amortization	452,179	4.7%	421,566	4.7%

Total operating costs and expenses	8,751,198	91.3%	8,232,758	91.4%

Income from operations (f)	832,603	8.7%	783,709	8.6%
Interest expense, net	486,308	5.0%	487,209	5.3%
Gain from early extinguishment of debt	—	0.0%	(2,385)	0.0%
Equity in earnings of unconsolidated affiliates	(33,100)	-0.3%	(31,701)	-0.4%

Income from continuing operations before income taxes	379,395	4.0%	330,586	3.7%
Provision for income taxes	123,203	1.3%	109,907	1.2%

Income from continuing operations (d)(e)(f)(g)	256,192	2.7%	220,679	2.5%

Discontinued operations, net of taxes (b):
Income from operations of hospitals sold and hospitals held for sale (e)	—	0.0%	1,977	0.0%
Loss on sale of hospitals, net	—	0.0%	(405)	0.0%

Income from discontinued operations	—	0.0%	1,572	0.0%

Net income	256,192	2.7%	222,251	2.5%
Less: Net income attributable to noncontrolling interests (a)	45,719	0.5%	44,189	0.5%

Net income attributable to Community Health Systems, Inc.	$210,473	2.2%	$178,062	2.0%

Basic earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$2.29		$1.96
Discontinued operations	—		0.01

Net income	$2.29		$1.97

Diluted earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$2.26		$1.94
Discontinued operations	—		0.01

Net income	$2.26		$1.95

Weighted-average number of shares outstanding (h):
Basic	92,036		90,424

Diluted	93,220		91,120

For footnotes, see pages 11 and 12.
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CYH Announces Third Quarter 2010 Results

October 27, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)
($ in thousands)
(Unaudited)

	For the Three Months Ended September 30,
	Consolidated			Same-Store
	2010	2009	% Change	2010	2009	% Change
Number of hospitals (at end of period)	123	122		122	122
Licensed beds (at end of period)	18,421	18,176		18,297	18,176
Beds in service (at end of period)	16,071	15,907		15,981	15,907
Admissions	169,775	175,107	-3.0%	168,832	175,107	-3.6%
Adjusted admissions	327,048	327,837	-0.2%	323,671	327,837	-1.3%
Patient days	714,576	730,676		711,026	730,676
Average length of stay (days)	4.2	4.2		4.2	4.2
Occupancy rate (average beds in service)	48.4%	49.9%		48.4%	49.9%
Net operating revenues	$3,252,055	$3,086,757	5.4%	$3,204,902	$3,086,522	3.8%
Net inpatient revenue as a % of total net operating revenues	47.7%	49.7%		48.2%	49.7%
Net outpatient revenue as a % of total net operating revenues	49.9%	48.0%		49.6%	48.0%
Income from operations (f)	$280,819	$267,268	5.1%	$288,090	$271,750	6.0%
Income from operations as a % of net operating revenues	8.6%	8.6%		9.0%	8.8%

Depreciation and amortization	$151,119	$143,558		$149,714	$143,558

Equity in earnings of unconsolidated affiliates	$(9,535)	$(7,001)		$(9,535)	$(6,961)

Liquidity Data:
Adjusted EBITDA (c)	$441,473	$417,827	5.7%
Adjusted EBITDA as a % of net operating revenues	13.6%	13.5%

Net cash provided by operating activities	$356,585	$356,353

Net cash provided by operating activities as a % of net operating revenues	11.0%	11.5%

For footnotes, see pages 11 and 12.
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CYH Announces Third Quarter 2010 Results

October 27, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)
($ in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	Consolidated			Same-Store
	2010	2009	% Change	2010	2009	% Change
Number of hospitals (at end of period)	123	122		122	122
Licensed beds (at end of period)	18,421	18,176		18,297	18,176
Beds in service (at end of period)	16,071	15,907		15,981	15,907
Admissions	518,270	520,921	-0.5%	508,297	520,921	-2.4%
Adjusted admissions	974,716	958,674	1.7%	952,264	958,674	-0.7%
Patient days	2,197,460	2,203,623		2,143,280	2,203,623
Average length of stay (days)	4.2	4.2		4.2	4.2
Occupancy rate (average beds in service)	50.3%	51.6%		50.1%	51.6%
Net operating revenues	$9,583,801	$9,016,467	6.3%	$9,340,328	$9,015,153	3.6%
Net inpatient revenue as a % of total net operating revenues	49.0%	50.0%		49.4%	50.0%
Net outpatient revenue as a % of total net operating revenues	48.9%	47.8%		48.5%	47.8%
Income from operations (f)	$832,603	$783,709	6.2%	$843,292	$795,075	6.1%
Income from operations as a % of net operating revenues	8.7%	8.6%		9.0%	8.8%

Depreciation and amortization	$452,179	$421,566		$442,169	$421,577

Equity in earnings of unconsolidated affiliates	$(33,100)	$(31,701)		$(32,888)	$(31,589)

Liquidity Data:
Adjusted EBITDA (c)	$1,317,882	$1,236,976	6.5%
Adjusted EBITDA as a % of net operating revenues	13.8%	13.7%

Net cash provided by operating activities	$898,377	$900,760

Net cash provided by operating activities as a % of net operating revenues	9.4%	10.0%

For footnotes, see pages 11 and 12.
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CYH Announces Third Quarter 2010 Results

October 27, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (a)
(in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$567,749	$344,541
Patient accounts receivable, net of allowance for doubtful accounts of $1,554,149 and $1,417,188 at September 30, 2010 and December 31, 2009, respectively	1,651,406	1,617,903
Supplies	313,770	302,609
Prepaid income taxes	100,868	45,414
Deferred income taxes	78,621	80,714
Prepaid expenses and taxes	99,650	89,475
Other current assets	171,906	194,339

Total current assets	2,983,970	2,674,995

Property and equipment	8,135,499	7,787,256
Less accumulated depreciation and amortization	(1,991,929)	(1,655,010)

Property and equipment, net	6,143,570	6,132,246

Goodwill	4,174,040	4,157,927

Other assets, net	1,117,913	1,056,304

Total assets	$14,419,493	$14,021,472

LIABILITIES
Current liabilities
Current maturities of long-term debt	$60,654	$66,470
Accounts payable	516,152	428,565
Deferred income taxes	28,522	28,397
Accrued interest	82,056	145,201
Accrued liabilities	892,620	789,163

Total current liabilities	1,580,004	1,457,796

Long-term debt	8,816,223	8,844,638

Deferred income taxes	474,748	475,812

Other long-term liabilities	1,038,229	858,952

Total liabilities	11,909,204	11,637,198

Redeemable noncontrolling interests in equity of consolidated subsidiaries	384,056	368,857

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 93,715,461 shares issued and 92,740,092 shares outstanding at September 30, 2010, and 94,013,537 shares issued and 93,037,988 shares outstanding at December 31, 2009	937	940
Additional paid-in capital	1,126,498	1,158,359
Treasury stock, at cost, 975,549 shares at September 30, 2010 and December 31, 2009	(6,678)	(6,678)
Accumulated other comprehensive loss	(288,660)	(221,385)
Retained earnings	1,229,872	1,019,399

Total Community Health Systems, Inc. stockholders’ equity	2,061,969	1,950,635
Noncontrolling interests in equity of consolidated subsidiaries	64,264	64,782

Total equity	2,126,233	2,015,417

Total liabilities and equity	$14,419,493	$14,021,472

For footnotes, see pages 11 and 12.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities
Net income	$256,192	$222,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	452,179	421,898
Stock-based compensation expense	29,899	35,121
Loss on sale of hospitals and partnership interest, net	—	405
(Excess tax benefit) income tax payable increase relating to stock-based compensation	(10,109)	3,544
Gain on early extinguishment of debt	—	(2,385)
Other non-cash expenses, net	8,237	13,410
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(25,579)	(10,235)
Supplies, prepaid expenses and other current assets	4,755	18,278
Accounts payable, accrued liabilities and income taxes	172,687	194,955
Other	10,116	3,518

Net cash provided by operating activities	898,377	900,760

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(67,541)	(211,941)
Purchases of property and equipment	(381,853)	(398,138)
Proceeds from disposition of hospitals and other ancillary operations	—	89,514
Proceeds from sale of property and equipment	2,845	2,521
Increase in other non-operating assets	(98,502)	(111,476)

Net cash used in investing activities	(545,051)	(629,520)

Cash flows from financing activities
Proceeds from exercise of stock options	53,839	9,952
Excess tax benefit (income tax payable increase) relating to stock-based compensation	10,109	(3,544)
Deferred financing costs	—	(82)
Stock buy-back	(107,932)	—
Proceeds from noncontrolling investors in joint ventures	5,155	26,314
Redemption of noncontrolling investments in joint ventures	(2,467)	(2,387)
Distributions to noncontrolling investors in joint ventures	(41,870)	(43,744)
Borrowings under credit agreement	—	200,000
Repayments of long-term indebtedness	(46,952)	(245,589)

Net cash used in financing activities	(130,118)	(59,080)

Net change in cash and cash equivalents	223,208	212,160
Cash and cash equivalents at beginning of period	344,541	220,655

Cash and cash equivalents at end of period	$567,749	$432,815

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CYH Announces Third Quarter 2010 Results

October 27, 2010
Footnotes to Financial Statements
(a)	The following table provides information needed to calculate income per share which is adjusted for noncontrolling interests (in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$84,854	$75,361	$256,192	$220,679
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	14,453	15,649	45,719	43,834

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$70,401	$59,712	$210,473	$176,845

Income from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Income from discontinued operations, net of taxes	$—	$—	$—	$1,572
Less: Income from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	355

Income from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$—	$—	$—	$1,217

(b)	Continuing operating results exclude discontinued operations for the nine months ended September 30, 2009.

(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
Footnotes to Financial Statements (Continued)
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Adjusted EBITDA	$441,473	$417,827	$1,317,882	$1,236,976
Interest expense, net	(164,011)	(161,823)	(486,308)	(487,209)
Provision for income taxes	(41,489)	(37,064)	(123,203)	(109,907)
Income from operations of hospitals sold and hospitals held for sale, net of taxes	—	—	—	1,977
Other non-cash expenses, net	20,055	30,352	28,027	52,406
Net changes in operating assets and liabilities, net of effects of acquisitions	100,557	107,061	161,979	206,517

Net cash provided by operating activities	$356,585	$356,353	$898,377	$900,760

(d)	Included in income from continuing operations for the nine months ended September 30, 2009, is a gain from early extinguishment of debt of $2.4 million with an after-tax impact of $1.5 million related to the repurchases on the open market and cancellation of $126.5 million of Senior Notes and the early payment of $110.4 million of term loans under the Company’s Credit Facility.

(e)	Included in discontinued operations for the nine months ended September 30, 2009 is Presbyterian Hospital of Denton (255 licensed beds) located in Denton, Texas, which was conveyed to the noncontrolling partner on March 31, 2009.

(f)	Included in income from operations and income from continuing operations for the three months and nine months ended September 30, 2010, are the following non-same-store charges:
•	Pre-tax charges of $2.5 million and $4.3 million, respectively, related to acquisition costs; and

•	Pre-tax charges of $1.9 million and $5.0 million, respectively, for system conversion costs.
(g)	Total consolidated net operating revenues and operating costs and expenses for the three months ended September 30, 2010, include approximately 50 basis points of net operating revenues and approximately 25 basis points of total operating costs and expenses, relating to the California Department of Health’s recently enacted “California Hospital Fee Program”, which had been anticipated in 2010. These amounts represent the eighteen month retroactive impact of the program from its inception date through September 30, 2010.
(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Weighted-average number of shares outstanding — basic	91,485	90,923	92,036	90,424
Add effect of dilutive securities:
Stock awards and options	978	1,096	1,184	696

Weighted-average number of shares outstanding — diluted	92,463	92,019	93,220	91,120

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CYH Announces Third Quarter 2010 Results

October 27, 2010
Regulation FD Disclosure
     The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2010, and the initial projected consolidated operating results of the Company for the year ending December 31, 2011. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2010 guidance reaffirms the Company’s previous annual earnings guidance for 2010 provided on July 28, 2010, as updated to reflect historical results through September 30, 2010, with certain changes to the assumptions used in connection with the guidance. See page 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	Updated 2010
	Projection
	Range
Net operating revenues (in millions)	$12,900	to	$13,200
Adjusted EBITDA (in millions)	$1,745	to	$1,775
Income from continuing operations per share — diluted	$2.93	to	$3.00
Same hospitals annual admissions/adjusted admissions growth	-1.0%	to	1.0%
Weighted-average diluted shares (in millions)	92	to	93

	Initial 2011
	Projection
	Range *
Net operating revenues (in millions)	$13,900	to	$14,200
Income from continuing operations per share — diluted	$3.15	to	$3.35
Acquisitions of new hospitals	2	to	3

*	Detail assumptions and additional guidance will be provided in February 2011 in conjunction with the Company’s year-end earnings release.
The following assumptions were used in developing the 2010 guidance provided above:
•	Three acquisitions for 2010 representing a total of four acute hospitals have been completed and included.
•	Projected 2010 same hospital annual admissions/adjusted admissions growth does not take into account service closures and other unusual events.
•	Expressed as a percent of net operating revenues, the provision for bad debts is projected to be approximately 12.2% to 12.4% for 2010. These percentages may vary depending on changes in payor mix.
•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.7% to 4.8% for 2010; however, this is a fixed cost and the percentages may vary as revenue varies. Excludes possible impact of any future fair-value adjustments to investments and hospital fixed asset impairments.
•	2010 projection assumes an estimate of $0.03 to $0.05 per share (diluted) of acquisition costs that are required to be expensed.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2010 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements (with original maturities of at least two years) resulting in total fixed debt including swaps being 93% of total debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 5.0% to 5.2% of net revenue guidance for 2010; however, these percentages will vary as revenue and interest rates vary. The 2010 and 2011 projections do not assume any changes to the financing terms of the Senior Secured Credit Facility or any new financing arrangements. The Company is currently exploring financing alternatives, including a possible amendment and partial extension of its existing Senior Secured Credit Facility.

•	On September 16, 2010, having purchased substantially all of the stock authorized under the December 2009 program, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased or when the maximum dollar amount has been reached. Through October 27, 2010, approximately 451,000 shares with a value of approximately $13.9 million were purchased and retired under this repurchase plan.
•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2010.
•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.6% for 2010.
•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 33.0% for 2010. The income tax projection includes possible additional unrecognized tax benefits and tax revaluations that may be recognized prior to the end of 2010.
•	Capital expenditures are projected as follows (in millions):

2010
Guidance
Total	$650	to	$750
•	Net cash provided by operating activities are projected as follows (in millions):

2010
Guidance
Total	$1,050	to	$1,100
•	The Company’s guidance does not take into account resolution of certain pending government investigations and lawsuits.

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CYH Announces Third Quarter 2010 Results

October 27, 2010
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of potential and recently-adopted federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the three and nine months ended September 30, 2010, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including the full year of 2010.
     The Company cautions that the projections for calendar year 2010 and the initial projections for calendar year 2011 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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